UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

BARNES & NOBLE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37499	46-0599018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Mountain View Blvd Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

(908) 991-2665

(Registrant’s telephone number,

including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BNED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sales Agreement

On September 19, 2024, Barnes & Noble Education, Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with BTIG, LLC (“BTIG”), pursuant to which the Company agreed to issue and sell (the “Offering”) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $40.0 million, from time to time, through an “at-the-market” equity offering program under which BTIG will act as sales agent.

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be sold or the gross proceeds to be raised, the time period during which sales are requested to be made, limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, BTIG may sell the shares by methods deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made through the New York Stock Exchange or on any other existing trading market for the Common Stock. The Company will pay BTIG a commission equal to two percent (2.0%) of the gross sales proceeds of any Common Stock sold through BTIG under the Sales Agreement, and also has provided BTIG with customary indemnification rights and has agreed to reimburse BTIG for fifty percent (50%) of reasonable and documented out-of-pocket expenses incurred by BTIG, including the reasonable and documented fees and disbursements of counsel to BTIG, in connection with the transactions contemplated by the Sales Agreement. The Sales Agreement may be terminated by the Company upon prior notice to BTIG or by BTIG upon prior notice to the Company, or at any time under certain circumstances, including, but not limited to, the occurrence of a material adverse change in the Company. The Company is not obligated to sell any shares under the Sales Agreement.

Any sales of shares under the Sales Agreement will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-281930), including the related prospectus, that was filed with the Securities and Exchange Commission on September 4, 2024 and declared effective on September 17, 2024, as supplemented by a prospectus supplement dated September 19, 2024.

The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the opinion of Pillsbury Winthrop Shaw Pittman LLP relating to the validity of the Common Stock issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	At-the-Market Sales Agreement, dated September 19, 2024, between Barnes & Noble Education, Inc. and BTIG, LLC.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE EDUCATION, INC.

Date: September 19, 2024	By:	/s/ Michael C. Miller
	Name:	Michael C. Miller
	Title:	Executive Vice President, Corporate Development & Affairs, Chief Legal Officer